UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 1, 2004

HAIGHTS CROSS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398

(Commission File Number)	(IRS Employer Identification No.)

10 New King Street, Suite 102 White Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)

(914) 289-9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 101 Entry into a Material Definitive Agreement
ITEM 7.01 Regulation FD Disclosure.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: FINANCIAL STATEMENTS
EX-99.3: PRO FORMA FINANCIAL STATEMENTS
EX-99.4: CERTAIN PRO FORM CONSOLIDATED FINANCIAL INFORMATION

ITEM 101 Entry into a Material Definitive Agreement.

     On December 1, 2004, in connection with the Financing Transactions defined below, Haights Cross Communications, Inc. (the “Company”), Haights Cross Operating Company, a wholly owned subsidiary of the Company (“HCOC”), and the direct and indirect subsidiaries of HCOC, entered into Amendment No. 3 and Consent No. 3 (the “Amendment”) to the Revolving Credit Agreement, dated as of August 20, 2003, by and among HCOC, as the Borrower, the several lenders from time to time parties thereto, Bear Stearns Corporate Lending, Inc., as syndication agent, and The Bank of New York, as administrative agent for the Lenders, as amended by Amendment No. 1 and Consent No. 1, dated as of January 26, 2004, and Amendment No. 2 and Consent No. 2, dated as of April 14, 2004 (and, as further amended from time to time, the “Credit Agreement”). The Amendment amends Section 1, Section 7.2, Section 7.3 and Section 7.9 for the purpose of enabling the Company, HCOC and the direct and indirect subsidiaries of HCOC to effect the Financing Transactions referred to below.

ITEM 7.01 Regulation FD Disclosure.

     As previously disclosed in its Current Report on Form 8-K filed on November 15, 2004, on November 11, 2004, the Company, HCOC and the other parties named therein entered into a definitive agreement to acquire substantially all of the assets, and assume certain liabilities, of Options Publishing, Inc., a publisher of K-8 reading, math and literature supplemental education materials and intervention programs (“Options”) for aggregate consideration of $50.0 million in cash. In addition, on the same day the Company entered into a definitive agreement to acquire the building, land, equipment and fixtures leased and used by Options in the operation of its publishing business from an affiliated entity controlled by Options’ stockholders for aggregate consideration of $1.8 million in cash (collectively with the acquisition of Options, the “Acquisition”). On November 22, 2004, the Company received notification that it had been granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Accordingly, subject to the satisfaction of certain other customary closing conditions, the Company intends to consummate the Acquisition on Friday, December 3, 2004.

     On December 1, 2004, the Company issued a press release announcing that HCOC intends to offer, subject to market and other conditions, $20.0 million aggregate principal amount of its senior notes due 2011 in a private offering. In connection with the senior notes offering, HCOC intends to enter into a new $30.0 million senior secured term loan, which loan would rank equally with, and is expected to be on terms that are substantially the same as the terms of, its existing senior secured term loan (the new senior secured term loan, collectively with the senior notes offering, the “Financing Transactions”). A copy of the press release announcing the Financing Transactions is attached to this Current Report on Form 8-K as Exhibit 99.1.

     In connection with the Financing Transactions, the Company intends to disclose in offering materials relating to the Financing Transactions certain information that has not previously been reported. These disclosures are attached to this Current Report on Form 8-K as Exhibits 99.2, 99.3 and 99.4, respectively, and consist of:

•	unaudited financial statements of Options Publishing, Inc. for the nine months ended September 30, 2004 and 2003 and the audited financial statements for the fiscal years ended December 31, 2001, 2002 and 2003;

•	pro forma consolidated financial statements of the Company as of September 30, 2004 which assumes that the Options Acquisition closed on such date, for the nine months ended September 30, 2004 and 2003 and for the year ended December 31, 2003 (unaudited) which assumes that the Buckle Down and Options Acquisitions closed as of the beginning of each period; and

•	reconciliation of pro forma net loss to pro forma EBITDA and pro forma Adjusted EBITDA for the year ended December 31, 2003, the nine months ended September 30, 2004 and 2003 and the twelve months ended September 30, 2004 (unaudited).

     As of December 1, 2004, the Company reaffirms its previously communicated full year 2004 earnings guidance, including its outlook for the fourth quarter 2004. The Company anticipates modest full year 2004 revenue growth versus 2003, excluding the April 15, 2004 acquisition of Buckle Down Publishing. Including Buckle Down Publishing prospectively from the acquisition date of April 15, 2004, the Company anticipates stronger revenue growth for the full year 2004 versus 2003 results, which did not benefit from the inclusion of Buckle Down Publishing. The Company further anticipates that Adjusted EBITDA for the full year 2004, excluding the April 15, 2004 acquisition of Buckle Down Publishing and excluding non-recurring restructuring and related charges, will show a slight decline over Adjusted EBITDA for the full year 2003 due, in large part, to increased sales and marketing investments by the Company in its businesses. Including Buckle Down Publishing prospectively from the acquisition date of April 15, 2004, the Company anticipates that Adjusted EBITDA for the full year 2004 will show slight growth versus 2003 results, which did not benefit from the inclusion of Buckle Down Publishing. Finally, the Company anticipates a net loss for the full year 2004 that will be substantially greater than the net loss incurred in 2003. Management believes that this decline is due, in part, to increased sales and marketing investments in its businesses, but is largely caused by increased amortization of product development expenses, which the Company expects to continue to rise as it increases product development spending to grow its businesses, and substantially increased interest expense, which resulted from the Company’s required adoption on January 1, 2004 of SFAS 150, which resulted in the inclusion of non-cash preferred dividends on its Series B senior preferred stock in interest expense.

     On the basis of this full year 2004 guidance, the Company anticipates that revenue for the fourth quarter 2004 versus the fourth quarter 2003 will show slight growth, excluding the April 15, 2004 acquisition of Buckle Down Publishing. The anticipated slowdown in fourth quarter 2004 revenue growth versus the prior year period reflects, among other things, (i) the December 2003 first bulk shipment of Oakstone’s MKSAP, its largest product; (ii) anticipated softness at Triumph Learning (including Buckle Down Publishing), as demand for test preparation products continues to slow in advance of new tests expected to be introduced under the No Child Left Behind (NCLB) Act during 2005; and (iii) continued softness in sales at Chelsea House. Management believes that it is likely that the softness in revenue at its Triumph Learning business (including Buckle Down Publishing) will continue during the first half of 2005, and that its Chelsea House business could continue to show declining year-over-year comparisons in the future. Including Buckle Down Publishing prospectively from the acquisition date of April 15, 2004, the Company anticipates stronger revenue growth for the fourth quarter 2004 versus the fourth quarter 2003, which did not benefit from the inclusion of Buckle Down Publishing.

     Furthermore, the Company anticipates that Adjusted EBITDA for the fourth quarter 2004, excluding Buckle Down Publishing, will show a significant decline versus Adjusted EBITDA for the fourth quarter 2003. This decline in Adjusted EBITDA for the fourth quarter 2004 reflects the slower revenue growth discussed earlier, combined with the Company’s continuing operating investments in sales and marketing growth initiatives, including building sales forces at the business unit level, increasing direct market program expenditures and market and product research, as well as investments to build product development capacity. Management believes that these initiatives will benefit the Company in the future, in part, due to the anticipated growth opportunity resulting from the release of Federal funding provided under the NCLB Act, which is expected to begin in the second half of 2005. Including Buckle Down Publishing prospectively from the acquisition date of April 15, 2004, the Company anticipates that Adjusted EBITDA for the fourth quarter 2004 will also show a significant decline versus 2003.

     Finally, the Company anticipates a net loss for the fourth quarter 2004 that will be substantially greater than the net loss incurred in the fourth quarter 2003. Management believes that this decline will be caused, in part, by increased sales and marketing investments in its businesses, but largely caused by increased amortization of product development expenses, which the Company expects to continue to rise as it increases product development spending to grow its businesses, and substantially increased interest expense, which resulted from the Company’s required adoption on January 1, 2004 of SFAS 150, which resulted in the inclusion of non-cash preferred dividends on its Series B senior preferred stock in interest expense.

     In early 2004, the Company anticipated, and provided guidance to the effect, that full year 2004 revenue would be essentially flat compared with revenue for the full year 2003, and that adjusted EBITDA would lag revenue performance as a result of the Company’s planned investments in sales and marketing described above. With modest revenue growth for full year 2004 now expected, excluding Buckle Down Publishing, management believes that its investments in sales and marketing benefited the Company in 2004.

     The information in this Item 7.01 of this Form 8-K and Exhibits 99.1, 99.2, 99.3 and 99.4 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     Safe Harbor Statement: This Current Report on Form 8-K contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements. Factors that may cause our actual results to differ materially from our forward-looking statements include, among others, changes in external market factors, changes in our business or growth strategy, or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various other competitive factors. In light of these risks and uncertainties, there can be no assurance that the events and circumstances described in forward-looking statements contained in this Current Report on Form 8-K will in fact occur. You should read this Current Report on Form 8-K, including the exhibits attached hereto, completely and with the understanding that our actual results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

ITEM 9.01 Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are being furnished herewith.

Exhibit No.	Description
99.1	Press Release of Haights Cross Communications, Inc. issued December 1, 2004.
99.2	Unaudited financial statements for Options Publishing, Inc. for the nine months ended September 30, 2004 and 2003 and the audited financial statements for the fiscal years ended December 31, 2001, 2002 and 2003.

Exhibit No.	Description
99.3	Pro forma consolidated financial statements of the Company as of September 30, 2004, for the nine months ended September 30, 2004 and 2003 and for the year ended December 31, 2003 (unaudited).
99.4	Reconciliation of pro forma net loss to pro forma EBITDA and pro forma adjusted EBITDA for the year ended December 31, 2003, the nine months ended September 30, 2003 and 2004 and the twelve months ended September 30, 2004 (unaudited).

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAIGHTS CROSS COMMUNICATIONS, INC.
Date: December 1, 2004	By: /s/ Paul J. Crecca
	Name:	Paul J. Crecca
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Haights Cross Communications, Inc. issued December 1, 2004.
99.2	Unaudited financial statements for Options Publishing, Inc. for the nine months ended September 30, 2004 and 2003 and the audited financial statements for the fiscal years ended December 31, 2001, 2002 and 2003.

99.3	Pro forma consolidated financial statements of the Company as of September 30, 2004, for the nine months ended September 30, 2004 and 2003 and for the year ended December 31, 2003 (unaudited).
99.4	Reconciliation of pro forma net loss to pro forma EBITDA and pro forma Adjusted EBITDA for the year ended December 31, 2003, the nine months ended September 30, 2004 and 2003 and the twelve months ended September 30, 2004 (unaudited).